Exhibit 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) OR RULE 15d-14(b) OF THE

SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Ener-Core, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Domonic J. Carney, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(i)           the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 18, 2016

By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification will not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.